EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements on Form S-8 (No. 333-119097) of China Energy Savings Technology, Inc. and subsidiaries of our report, dated December 27, 2004 appearing in this Annual Report on Form 10-KSB/A amendment #2 of China Energy Savings Technology, Inc. and subsidiaries for the year ended September 30, 2004.


/s/ Moore Stephens Wurth Frazer and Torbet, LLP
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Moore Stephens Wurth Frazer and Torbet, LLP
Walnut, California
June 24, 2005